Exhibit 10.17

AMENDMENT TO
CONVERGYS CORPORATION PENSION PLAN
(PPA RESTATEMENT)

This is an Amendment to the Convergys Corporation Pension Plan (the “Plan”), as last restated effective January 1, 2013, and as subsequently amended.
Recitals

I.	Convergys Corporation (the “Corporation”) maintains the Plan and has reserved the right to amend the Plan from time to time in its discretion.

II.	The Corporation wishes to amend the Plan to address the final regulations on bifurcated distribution options.
Amendment
1.    Effective as of January 1, 2017, a new Section 16.13 is added to the Plan to provide as follows:
16.13    Bifurcated Distribution Options. Effective for annuity starting dates for all periods during which the Plan (and any prior plans that merged into the Plan) has been in existence, if the Plan provides that the Participant’s accrued benefit may be divided and distributed in bifurcated optional forms (i.e., a portion of the accrued benefit may paid in one optional form and the remaining portion of the accrued benefit may be paid in another optional form) and if a Participant so elects to divide his or her accrued benefit and receive distribution in bifurcated optional forms, the amount of the distribution payable with respect to each specified portion of the accrued benefit is determined in accordance with the method for calculating the amount of a distribution payable in the optional form elected for that portion as if that portion were the Participant’s entire accrued benefit. For purposes of clarity, in accordance with Section 1.417(e)-1(d)(7) of the Treasury regulations, the requirements of Code Section 417(e)(3) shall apply to a bifurcated optional form only if such bifurcated optional form (without regard to any other bifurcated optional form) is subject to the requirements of Code Section 417(e)(3).
IN WITNESS WHEREOF, Convergys Corporation has hereunto caused its name to be subscribed this 15th day of December, 2017.

CONVERGYS CORPORATION

By /s/ Jarrod B. Pontius

Title: General Counsel and Chief Administrative Officer